Exhibit 99.1
For Release at 9am EST May 8, 2008

Investor Contact:	George Gresham, CFO (702) 855-3005

Media Contact:	Adria Greenberg Sommerfield Communications, Inc. (212) 255-8386
Global Cash Access Announces First Quarter 2008 Financial Results
Revenue of $143.5 million, Diluted EPS from Continuing Operations of $0.08 and Diluted Cash EPS of $0.15
(Las Vegas, NV — May 8, 2008 — NYSE:GCA) — Global Cash Access Holdings, Inc. (“GCA” or the “Company”) today announced preliminary, unaudited financial results for the quarter ended March 31, 2008.
Summary Results
For the quarter ended March 31, 2008, revenues were $143.5 million, a decrease of 3.2% over the $148.2 million in revenues recorded in the same quarter last year. Operating income was $18.3 million and income from continuing operations was $6.1 million in the first quarter of 2008. Operating income and income from continuing operations in the prior year equivalent quarter were $22.4 million and $8.6 million, respectively.
The Company formally exited the Arriva business in the first quarter of 2008 and classified those operations as discontinued. The discontinued operating results of Arriva include a pre-tax write-down of approximately $5.5 million recognized in the first quarter of 2008. All prior period financial information has been adjusted to reflect the reclassification of Arriva operations to discontinued operations. Diluted earnings per share from continuing operations were $0.08 compared to $0.11 in the prior year quarter. Cash earnings per share from continuing operations were $0.15 compared to $0.16 in the prior year quarter.
“While we saw declines in revenue primarily driven by the loss of the UK business and the continued underlying weakness in the gaming market suppressed our overall financial performance, we are very pleased with the position the company finds itself in as we move into 2008” commented Scott Betts, President and Chief Executive Officer of GCA. “We continue to enjoy strong cash flow, we have great associates and customers and we believe our competitors are feeling the strains of this market downturn. Our focus for 2008 will continue to be on our key initiatives which will serve to strengthen our position in the market.”
Financial Guidance
The Company reported that it expects full-year revenues in 2008 to be between $646 and $664 million, an increase of 8% — 11% over the revenue reported in 2007. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) are expected to be between $93 and $100 million. Diluted earnings per share from continuing operations are expected to be between $0.42 and $0.48 per share.

The foregoing expectations reflect the following assumptions:
•	An effective tax rate for the full year of approximately 41%;

•	Cash outlays for capital expenditures to approximate those amounts disbursed in 2007, and;

•	Diluted shares of approximately 77,000,000
The financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time. Such factors and circumstances may change and such changes may have an impact of the Company’s financial outlook.
Non-GAAP Financial Information
In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA and Cash Earnings Per Share from Continuing Operations (“Cash EPS”) on a supplemental basis. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. The Company believes that EBITDA and Cash EPS are widely-referenced financial measures in the financial markets. The Company believes that referencing EBITDA and Cash EPS is helpful to investors. Not all companies that use these metrics compute them in the same manner.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation, (a) our intention to focus on our key initiatives and to strengthen our position; (b) all of the statements under the caption “Financial Guidance”.
Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) unexpected events that may distract our focus from key initiatives; (b) with respect to our financial guidance: (i) our failure to correctly predict revenue due to inaccuracies in our assumptions, our inability to execute on business opportunities or other reasons; (ii) our inability to correctly predict future levels of interest rates; (iii) changes in income tax rates in the jurisdictions in which we operate; (iv) challenges by the Internal Revenue Service to the tax step-ups that contribute to the bulk of our deferred tax asset; (v) unanticipated changes in the amount of our diluted common shares outstanding; and (vi); (c); unexpected events that may require capital expenditures to materially differ from those amounts disbursed in 2007

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) filed on March 17, 2008 and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.
About Global Cash Access Holdings, Inc.
Las Vegas-based Global Cash Access Holdings, Inc. is a holding company whose principal asset is the stock of Global Cash Access, Inc., a leading provider of cash access systems and related marketing services to the gaming industry. For more information, please visit the Company’s Web site at www.globalcashaccess.com.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
REVENUES:
Cash advance	$73,388	$77,412
ATM	59,772	60,766
Check services	7,681	7,351
Central Credit and other revenues	2,644	2,648

Total revenues	143,485	148,177
Cost of revenues (exclusive of depreciation and amortization)	(103,374)	(105,705)
Operating expenses	(18,640)	(17,346)
Amortization	(1,362)	(1,281)
Depreciation	(1,855)	(1,431)

OPERATING INCOME	18,254	22,414

INTEREST INCOME (EXPENSE), NET
Interest income	942	887
Interest expense	(7,664)	(9,643)

Total interest income (expense), net	(6,722)	(8,756)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION AND MINORITY OWNERSHIP LOSS	11,532	13,658
INCOME TAX PROVISION	(5,430)	(5,106)

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY OWNERSHIP LOSS	6,102	8,552
MINORITY OWNERSHIP LOSS, net of tax	46	64

INCOME FROM CONTINUING OPERATIONS	6,148	8,616
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(4,403)	(716)

NET INCOME	$1,745	$7,900

Basic net income per share of common stock:
Continuing operations	$0.08	$0.11

Discontinued operations	$(0.06)	$(0.01)

Basic net income per share of common stock	$0.02	$0.10

Diluted net income per share of common stock:
Continuing operations	$0.08	$0.11

Discontinued operations	$(0.06)	$(0.01)

Basic net income per share of common stock	$0.02	$0.10

Weighted average number of common shares outstanding
Basic	76,977	81,764

Diluted	76,979	82,044

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Diluted Cash Earnings Per Share from Continuing Operations to Diluted Earnings
Per Share from Continuing Operations,
and Operating Income to EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
Reconciliation of Income from Continuing Operations to Diluted Cash Earning
Per Share from Continuing Operations
Income from Continuing Operations	$6,148	$8,616
Plus:
Deferred tax amortization related to acquired goodwill	5,359	4,345

Cash Earnings	$11,507	$12,961

Diluted Cash Earnings Per Share from Continuing Operations	$0.15	$0.16

Reconciliation of Operating Income to EBITDA
Operating Income	$18,254	$22,414
Amortization	1,362	1,281
Depreciation	1,855	1,431

EBITDA	$21,471	$25,126

Weighted average number of common shares outstanding
Diluted	76,979	82,044